EXHIBIT 5(b)

APPLICATION FOR BONUS VARIABLE ANNUITY

[BVA(1)/CERT(NY)]

Mail to: Keyport Benefit Life Insurance Company, Service Office 125 High Street, Boston, MA 02110-2712

1. PRIMARY OWNER
First Middle Last
Street Address
City State Zip
Date of Birth	[ ] M [ ] F [ ] Trustee	[ ] SS# [ ] TIN#
Phone
2. ANNUITANT (If different from Owner)
First Middle Last
Street Address
City State Zip
Date of Birth	[ ] M [ ] F [ ] Trustee	[ ] SS#
Phone Relationship to Primary Owner
3. JOINT OWNER
First Middle Last
Street Address
City State Zip
Date of Birth	[ ] M [ ] F	[ ] SS#
Phone Relationship to Primary Owner
4. BENEFICIARY
Primary: Name(s) Relationship to Owner Percentage
Street Address
City State Zip
Contingent: Name(s) Relationship to Owner Percentage
Street Address
City State Zip
5. TYPE OF PLAN

[  ] Non-Qualified      [  ] Traditional IRA      [  ] Roth IRA      [  ] Other

If IRA:           [  ] Regular            Amount(s) for        (year/s) $

                    [  ] Rollover                                         Amount $

If Roth IRA:   [  ] Roth IRA          Amount(s) for        (year/s) $

                    [  ] Roth Conversion IRA                      Amount $

                    [  ] IRA to Roth Conversion IRA           Amount $

[  ] Trustee to Trustee Transfer                                Amount $

6. ALLOCATION

               Initial Purchase Payment $

Please allocate my purchase payment based on the following:

6a. [  ] Dollar Cost Averaging (DCA)       %

Allocate DCA% to [  ] Stein Roe Money Market -or-

[  ] 1 year fixed account and transfer $                  monthly to:

                 %                                                           %

                 %                                                            %

                 %                                                            %

6b. [  ] Asset Allocation Models:

[  ] A       [  ] B       [  ] C       [  ] D        [  ] E

6c. [  ] Into the following accounts:

VARIABLE ACCOUNTS

AIM                                                                   MFS

      % V.I. Capital Appreciation                                  % Emerging Growth

      % V.I. Value                                                       % Growth

      % V.I. International Equity                                   % Growth with Income

      %                                                                      % New Discovery

                                                                               %

Alliance

      % Growth with Income                                  Newport

      % Premier Growth                                              % Tiger

      % Technology

      % Worldwide Privatization                            Stein Roe

      %                                                                      % Balanced

                                                                               % Growth Stock

Colonial                                                                  % Money Market

      % High Yield Securities                                       % Mortgage Securities

      % Strategic Income                                             %

      % U.S. Growth & Income

      % Liberty Select Value                                  Rydex

      % Liberty S&P 500 Index Fund                           % Financial Services

      %                                                                      % Health Care

                                                                               % OTC

Fidelity                                                                   %

      % VIP Equity Income

      % VIP Growth Opportunities                         Wanger

      % VIP Dynamic Capital Appreciation                   % Foreign Forty

      %                                                                       % International Small Cap

                                                                                % Twenty

                                                                                % U.S. Small Cap

FIXED ACCOUNTS

           % 1

7. REBALANCING
[ ] Rebalance my variable account values each calendar quarter based on 6b or 6c.
8. TELEPHONE TRANSFERS
[ ] Telephone transfers and allocation changes can be made by: [ ] Owner [ ] Agent [ ] Other
9. OPTIONAL BENEFIT
[ ] Optional Death Benefit 1: Highest Anniversary Value Benefit
10. REPLACEMENT
Will the annuity applied for replace any existing annuity or insurance policy? [ ] Yes [ ] No If yes, provide insurance company name and policy number and attach transfer or exchange form.
11. SYSTEMATIC WITHDRAWALS

See Prospectus for details and income tax information.                 Federal Taxes:

[  ]       % (max. 10%) or $                      (min. $100 monthly)         [  ] Yes, please withhold

-or- [  ] Earnings                                                                           [  ] No, do not withhold

IRA Options (if owner is under age 58 1/2)                                      Frequency of Payments:

[  ] Minimum Distribution Method                                                   [  ] Monthly    [  ] Semi-annually

[  ] Amortization Method                                                                [  ] Quarterly  [  ] Annually

                                                                                                    Start Date:       /      /

OPTIONAL REQUEST

DIRECT DEPOSIT INSTRUCTIONS:

[  ] Savings   [  ] Checking (attach a deposit slip or voided check)

Third Party Checks: please list third party address in Section 15, Special Requests

12. SPECIAL REQUESTS	13. CORRECTIONS
COMPANY CORRECTIONS OR ADDITIONS, IF ANY

14. AGREEMENT

I agree that, my acceptance of the annuity applied for will constitute approval by me of any corrections or additions made in item #13 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. Telephone transfers are subject to the conditions and procedures in the prospectus. I understand that annuity payments and surrender values, when based upon the investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount. I acknowledge receiving and reading a current variable annuity prospectus and I acknowledge reading the descriptions relating to items #6 through #11 above.

Date City State (REQUIRED)
Signature of Owner (REQUIRED)
Signature of Joint Owner
Signature of Annuitant
14. AGENT'S REPORT

Do you have any reason to believe that the annuity applied for may replace an existing annuity or insurance policy?

                           [  ] Yes          [   ] No

If yes, list carrier, policy number, whether Section 1035 exchange, and attach State Replacement Form if applicable

Agent's Legal Name (PRINTED)
Business Address
Agent's Bus. Phone
Agent's Social Security No. (& Agent's Lic. # in FL)
Agency Name
Signature of Agent
For Agent's Use Only: [ ] 1 [ ] 2 [ ] 3 [ ] 4 [ ] 5 [ ] 6